[GRAPHIC OMITTED]
CM                                          Contact:         Fred Adams, Jr.
                                                             Chairman and CEO
                                                             (601) 948-6813


         CAL-MAINE FOODS, INC. REPORTS THIRD QUARTER FISCAL 2004 RESULTS


JACKSON, Miss. (March 29, 2004) - Cal-Maine Foods, Inc. (Nasdaq:CALM), today reported results for the third quarter and nine months ended February 28, 2004. Net sales for the third quarter of fiscal 2004 were $165.7 million compared with net sales of $106.8 million for the same quarter of fiscal 2003. The Company reported net income of $23.9 million, or $1.98 per basic share, for the third quarter of fiscal 2004, compared with net income of $7.6 million, or $0.65 per basic share, for the year-earlier period. During the third quarter, the Company recorded an after-tax charge of $6.1 million, or $0.50 per basic share, against third quarter earnings for stock compensation. This charge was in connection with the Company's stock options and the related tandem stock appreciation rights. The portion of the accrual for unexercised stock options, $4.6 million pre-tax, is non-cash and the corresponding liability will be converted to equity at the time of exercise.

         For the first nine months of fiscal 2004, net sales were $430.0 million compared with net sales of $284.0 million for the same period last year. The Company reported net income of $49.2 million, or $4.15 per basic share, for the first nine months of 2004, compared with net income of $7.9 million, or $0.67 per basic share, for the prior-year period. During the current nine-month period, the Company recorded an after-tax charge of $15.3 million, or $1.29 per basic share, for stock compensation relating to stock option and tandem stock appreciation rights. At February 28, 2004, options for 303,000 shares and related tandem stock appreciation rights remain unexercised, of which 258,000 are not available for exercise until December 13, 2004 or later. Future charges to earnings for these options and rights will correlate to changes in the Company's stock price as the options are marked to market value.

         Fred Adams, Jr., chairman and chief executive officer of Cal-Maine Foods, Inc., stated, "We are pleased to report another solid performance for Cal-Maine Foods for the third fiscal quarter of 2004. Our strong revenue growth and improved profitability over the prior-year period reflects a much more favorable egg market and continued good performance in our operational efficiencies. The demand for eggs continues to be very strong, and we believe that Cal-Maine is well positioned to benefit from this trend for the remainder of our fiscal year."

         Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs. The Company, which is headquartered in Jackson, Mississippi, currently is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 26 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

         Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings) that could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.


                                     -MORE-

CAL-MAINE FOODS, INC.      POST OFFICE BOX 2960    *  JACKSON, MISSISSIPPI 39207
                           PHONE  601-948-6813                 FAX  601-969-0905

CALM Reports Third Quarter Results
Page 2
March 29, 2004


                                             CAL-MAINE FOODS, INC. AND SUBSIDIARIES
                                                      FINANCIAL HIGHLIGHTS
                                                           (Unaudited)
                                            (In thousands, except per share amounts)

                                                         13 Weeks Ended                     39 Weeks Ended
                                                 -------------------------------    -------------------------------
                                                   Feb. 28,          March 1,         Feb. 28,          March 1,
                                                     2004              2003             2004              2003
                                                 -------------    --------------    -------------    --------------
Net sales                                        $     165,655    $      106,822    $     429,979    $      284,024
Gross profit                                            57,784            24,808          135,237            50,234
Operating income                                        36,443            13,179           77,465            17,773
Income before income taxes                              37,299            11,939           77,006            12,403
                                                 -------------    --------------    -------------    --------------
Net income                                       $      23,872    $        7,605    $      49,248    $        7,902
                                                 =============    ==============    =============    ==============

Net income per common share:
      Basic                                      $        1.98    $         0.65    $        4.15    $         0.67
                                                 =============    ==============    =============    ==============
      Diluted                                    $        1.96    $         0.64    $        4.06    $         0.67
                                                 =============    ==============    =============    ==============

Weighted average shares outstanding:
      Basic                                             12,048            11,764           11,881            11,764
                                                 =============    ==============    =============    ==============
      Diluted                                           12,209            11,840           12,140            11,837
                                                 =============    ==============    =============    ==============

Depreciation expense                             $       4,060    $        3,998    $      12,190    $       12,303


                                            SUMMARY BALANCE SHEET
                                                 (Unaudited)
                                   (In thousands, except per share amounts)

                                                                                      Feb. 28,           May 31,
ASSETS                                                                                  2004              2003
                                                                                    -------------    --------------
Cash                                                                                $      55,140    $        6,092
Receivables                                                                                33,126            26,353
Inventories                                                                                50,421            51,005
Other                                                                                         937             1,729
                                                                                    -------------    --------------
      Current assets                                                                      139,624            85,179

Fixed assets (net)                                                                        133,449           138,192
Other assets                                                                               16,363            12,021
                                                                                    -------------    --------------
      Total assets                                                                  $     289,436    $      235,392
                                                                                    =============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current portion of long-term debt                                                   $      10,319    $       12,592
Accounts payable                                                                           27,910            21,386
Other current liabilities                                                                  18,668            11,646
Current deferred income taxes                                                              11,806            11,806
                                                                                    -------------    --------------
      Current liabilities                                                                  68,703            57,430

Deferred taxes and liabilities                                                             16,565            16,225
Long-term debt                                                                             81,169            95,652
Shareholders' equity                                                                      122,999            66,085
                                                                                    -------------    --------------
      Total liabilities and shareholders' equity                                    $     289,436    $      235,392
                                                                                    =============    ==============

                                      -END-